Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS

GLORY STAR NEW MEDIA GROUP LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

BALANCE SHEETS AS OF DECEMBER 31, 2018 AND SEPTEMBER 30, 2019	F-2
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2019 AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2018 AND 2019	F-3
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2019	F-4
STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2019	F-5
NOTES TO UNAUDTED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	F-6

GLORY STAR NEW MEDIA GROUP LIMITED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In U.S. dollars in thousands, except share and per share data)

	December 31, 2018	September 30, 2019
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,437	$3,969
Accounts receivable, net	35,507	44,900
Prepaid expenses	6,899	3,561
Other current assets	212	422
Total current assets	45,055	52,852
Property and equipment, net	538	346
Intangible assets, net	18	10
Deferred tax assets	544	260
Unamortized produced content, net	4,680	1,731
Long-term accounts receivable, net	3,493	-
Long-term prepayment	-	14,896
TOTAL ASSETS	$54,328	$70,095

Liabilities, Mezzanine and Stockholders’ Equity
Current liabilities:
Short-term bank loans	$10,199	$2,828
Accounts payable	806	4,610
Advances from customers	245	904
Accrued liabilities and other payables	7,551	4,731
Other taxes payable	1,195	2,664
Due to related parties	1,255	1,501
Total current liabilities	21,251	17,238
Total liabilities	21,251	17,238

Commitments and contingencies (see note 16)

Mezzanine equity	$9,031	$-

Stockholders’ equity
Ordinary shares (par value of $0.01 per share; 5,000,000 shares authorized as of December 31, 2018 and September 30, 2019; 2,000,000 shares issued and outstanding as of December 31, 2018 and September 30, 2019, respectively;)*	20	20
Subscription receivable	(20)	(20)
Additional paid-in capital	599	12,933
Statutory reserve	412	412
Retained earnings	23,254	41,557
Accumulated other comprehensive loss	(607)	(2,039)
Total Glory Star New Media Group Limited stockholders’ equity	23,658	52,863
Non-controlling interest	388	(6)
Total equity	24,046	52,857

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY	$54,328	$70,095

*	The shares and per share data are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of these consolidated financial statements.

GLORY STAR NEW MEDIA GROUP LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In U.S. dollars in thousands, except share and per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2019	2018	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$14,041	$17,916	$38,698	$51,083

Operating expenses:
Cost of revenues	11,181	8,983	26,213	28,301
Selling and marketing	635	1,227	2,290	2,053
General and administrative	407	445	1,333	1,225
Research and development expense	43	65	447	225
Total operating expenses	12,266	10,720	30,283	31,804

Income from operations	1,775	7,196	8,415	19,279
Other income (expenses):
Interest expense, net	(89)	(141)	(298)	(354)
Other income (expense), net	3	24	4	16
Total other expense	(86)	(117)	(294)	(338)

Income before income tax	1,689	7,079	8,121	18,941
Income tax (expense) benefit	(280)	(321)	113	(316)
Net income	1,409	6,758	8,234	18,625
Less: Net gain (loss) attributable to non-controlling interests	267	(80)	251	(290)
Net income attributable to Glory Star New Media Group Limited’s shareholders	$1,142	$6,838	$7,983	$18,915

Other comprehensive loss
Unrealized foreign currency translation loss	(953)	(1,293)	(1,047)	(1,536)
Comprehensive income	456	5,465	7,187	17,089
Less: Comprehensive gain (loss) attributable to non-controlling interests	21	(378)	(2)	(394)
Comprehensive income attributable to Glory Star New Media Group Limited’s shareholders	$435	$5,843	$7,189	$17,483

Net profit per ordinary share
Basic and diluted	$0.57	$3.42	$3.99	$9.46

Weighted average shares used in calculating net loss per ordinary share
Basic and diluted *	2,000,000	2,000,000	2,000,000	2,000,000

*	The shares and per share data are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of these consolidated financial statements.

GLORY STAR NEW MEDIA GROUP LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(In U.S. dollars in thousands, except share and per share data)

	Ordinary shares		Subscription	Additional paid-in	Retain	Statutory	Accumulated other comprehensive (loss)	Total stockholders’	Non- controlling	Total
	Shares*	Amount	receivable	capital	earnings	reserve	income	equity	interests	Equity
Balance as of December 31, 2017	2,000,000	$20	$(20)	$271	$10,677	$384	$405	$11,737	$—	$11,737
Capital contribution from non-controlling interest	—	—	—	—	—	—	—	—	232	232
Net income	—	—	—	—	7,983	—	—	7,983	251	8,234
Foreign currency translation adjustment	—	—	—	—	—	—	(794)	(794)	(253)	(1,047)
Balance as of September 30, 2018 (unaudited)	2,000,000	$20	$(20)	271	18,660	384	(389)	18,926	230	19,157

Balance as of December 31, 2018	2,000,000	$20	$(20)	$599	$23,254	$412	$(607)	$23,658	$388	$24,046
Capital contribution from shareholders	—	—	—	2,973	—	—	—	2,973	—	2,973
Accretion of mezzanine equity	—	—	—	—	(612)	—	—	(612)	—	(612)
Conversion of mezzanine equity	—	—	—	9,361	—	—	—	9,361	—	9,361
Net income (loss)	—	—	—	—	18,915	—	—	18,915	(290)	18,625
Foreign currency translation adjustment	—	—	—	—	—	—	(1,432)	(1,432)	(104)	(1,536)
Balance as of September 30, 2019 (unaudited)	2,000,000	$20	$(20)	$12,933	$41,557	$412	$(2,039)	$52,863	$(6)	$52,857

*	The shares and per share data are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of these consolidated financial statements.

GLORY STAR NEW MEDIA GROUP LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. dollars in thousands)

	For the nine months ended September 30,
	2018	2019
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,234	$18,625

Adjustments to reconcile net income to net cash used in operating activities:
Allowance for doubtful accounts	234	(731)
Depreciation and amortization	222	230
Deferred Tax Asset	(5)	278
Changes in assets and liabilities
Accounts receivable, net	(27,010)	(10,310)
Prepaid expenses	43	3,254
Other current assets	(621)	(225)
Long-term accounts receivable	4,204	3,715
Unamortized produced content	(3,943)	2,919
Long-term prepayment	-	(15,470)
Notes payable	(463)	-
Accounts payable	6,171	3,976
Advances from customers	511	692
Accrued liabilities and other payables	1,124	(1,962)
Other taxes payable	201	1,562
Due to related parties	(27)	-
Net cash (used in) provided by operating activities	(11,125)	6,553

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(104)	(40)
Net cash used in investing activities	(104)	(40)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	9,257	-
Repayments of short-term borrowings	-	(7,342)
Proceeds from a related party	-	294
Repayments to related parties	(1,365)	-
Repayment of amount due to a former shareholder	-	(734)
Contribution from a shareholder	-	2,973
Contribution from non-controlling interest	265	-
Net cash provided by (used in) financing activities	8,157	(4,809)

Effect of exchange rate changes	(103)	(172)

Net (decrease) increase in cash, cash equivalents and restricted cash	(3,175)	1,532
Cash, cash equivalents and restricted cash, at beginning of year	5,645	2,437
Cash, cash equivalents and restricted cash, at end of period	$2,470	$3,969

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interests paid	$233	$265

GLORY STAR NEW MEDIA GROUP LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars in thousands, except share and per share data)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

On November 30, 2018, Glory Star New Media Group Limited (“Glory Star”) was incorporated as an exempted company with limited liability under the laws of the Cayman Islands.

On December 18, 2018, Glory Star New Media Group HK Limited (“Glory Star HK”) was established as a wholly-owned subsidiary formed in accordance with laws and regulations of Hong Kong. Glory Star HK is a holding company and holds all the equity interests of Glory Star New Media (Beijing) Technology Co., Ltd. (“WFOE”), which was established in the PRC on March 13, 2019.

Xing Cui Can International Media (Beijing) Co., Ltd (“Xing Cui Can”) was incorporated in Beijing on September 7, 2016 under the laws of the People’s Republic of China (“PRC” or “China”). It is a holding company with no business operation.

Horgos Glory Star Media Co., Ltd. (“Horgos”) was incorporated in Horgos Economic District, Xinjiang province, China on November 1, 2016 under the laws of the People’s Republic of China (“PRC” or “China”). Horgos is a leading provider and operator of premium lifestyle contents through mobile internet in China.

Horgos formed some subsidiaries in PRC at the following dates:

●	Glory Star Media (Beijing) Co., Ltd. (“Glory Star Beijing”), a company incorporated on December 9, 2016 in Beijing is wholly owned by Horgos.

●	Leshare Star (Beijing) Technology Co., Ltd. (“Beijing Leshare”), a company incorporated on March 28, 2016 in Beijing is wholly owned by Horgos.

●	Horgos Glary Prosperity Culture Co., Ltd. (“Glary Prosperity”), was incorporated on December 14, 2017 in Horgos Economic District, Xinjiang province and 51% of its shareholding was acquired by Horgos. Horgos Glary Wisdom formed a branch of Horgos Glary Prosperity Culture Co., Ltd. Beijing Branch (“Glary Prosperity Beijing Branchy”) on May 8, 2018.

●	Shenzhen Leshare Investment Co., Ltd. (“Shenzhen Leshare”), a company incorporated on June 27, 2018 in ShenZhen, Guangdong province is wholly owned by Horgos. Shenzhen Leshare is dormant as of December 31, 2018.

●	Horgos Glary Wisdom Marketing Planning Co., Ltd. (“Horgos Glary Wisdom”) was incorporated on June 13, 2018 in Horgos Economic District, Xinjiang province and 51% of its shareholding was acquired by Horgos. Horgos Glary Wisdom formed a subsidiary as Glary Wisdom (Beijing) Marketing Planning Co., Ltd. (“Beijing Glary Wisdom”) on September 10, 2018.

As described below, Glory Star, through a restructuring which is accounted for as a reorganization of entities under common control (the “Reorganization”), became the ultimate parent entity of its subsidiaries and its variable interest entities (“VIEs”), Xing Cui Can and Horgos. Accordingly, Glory Star consolidates Xing Cui Can and Horgos’ operations, assets and liabilities. Glory Star, its subsidiaries, VIEs and VIEs’ subsidiaries, are collectively hereinafter referred as the “Company”.

Reorganization

In September 2019, WFOE has entered into a series of contractual arrangements with (i) Xing Cui Can and its shareholders, and (ii) Horgos and its shareholders, which allow Glory Star to exercise effective control over Xing Cui Can and Horgos and receive substantially all the economic benefits of Xing Cui Can and Horgos. These contractual agreements include Business Cooperation Agreement, Exclusive Option Agreement, Share Pledge Agreement, Proxy Agreement and Power of Attorney and Master Exclusive Service Agreement (collectively “VIEs Agreements”). Glory Star together with its wholly-owned subsidiary Glory Star HK and WFOE and its VIEs and VIEs’ subsidiaries were effectively controlled by the same shareholders after the reorganization.

GLORY STAR NEW MEDIA GROUP LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars in thousands, except share and per share data)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

On October 26, 2018, the 47.94% ownership interest of Horgos was transferred to Mr. Zhang Bing from Lead Eastern Investment Co., Ltd. Combined with his indirect 24.64% interest in Horgos through his 53.50% equity shares in Xing Cui Can, who was a shareholder of Horgos holding 46.06% equity, Mr. Zhang Bing directly and indirectly held 72.58% ownership interest of Horgos in aggregate. Hence, as a result, Mr. Zhang Bing became the controlling shareholder of Horgos on the same day. To give a retrospective effect to the reorganization transaction, the consolidated financial statement from January 1, 2017 through December 31, 2017 as of and for the years ended December 31, 2017 and consolidated financial statement from January 1, 2018 through October 25, 2018 were retrospectively presented, including all shares and per share data.

The VIE contractual arrangements

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunication services, and certain other business. Glory Star Beijing is considered a foreign-invested enterprise. To comply with PRC laws and regulations, Glory Star primarily conducts its business in China through Xing Cui Can and Horgos and its subsidiaries, based on a series of contractual arrangements. The following is a summary of the contractual arrangements that provide Glory Star with effective control of Glory Star’s VIEs and VIEs’ subsidiaries and that enables it to receive substantially all the economic benefits from its operations.

Each of the VIEs Agreements is described in detail below:

Business Cooperation Agreement

WFOE entered into separate business cooperation agreements with Xing Cui Can and Horgos, and their respective shareholders in September 2019, pursuant to which (1) each VIE shall not enter into any transaction which may materially affect such VIE’s assets, obligations, rights and operations without the written consent of WFOE; (2) each VIE and the VIE shareholders agrees to accept suggestions by WFOE in respect of the employment and dismissal of such VIE’s employees, daily operations, dividend distribution and financial management of such VIE; and (3) the VIE and the VIE shareholders shall only appoint individuals designated by WFOE as the director, general manager, chief financial officer and other senior management members. In addition, Each of the VIE shareholders agree that (i) unless required by WFOE, will not make any decisions or otherwise request the VIE to distribute any profits, funds, assets or property to the VIE shareholders, (ii) or issue any dividends or other distribution with respect to the shares of the VIE held by the VIE shareholders. The term of each of these business cooperation agreements are perpetual unless terminated by WFOE upon thirty (30) days advance notice, or upon the transfer of all shares of the respective VIEs to WFOE (or its designee).

Exclusive Option Agreement

WFOE entered into a separate exclusive option agreement with Xing Cui Can and Horgos, and their respective shareholders in September 2019. Pursuant to these exclusive option agreements, the VIE shareholders have granted WFOE (or its designee) an option to acquire all or a portion of each of their equity interests in the VIEs at the price equivalent to the lowest price then permitted under PRC law. If the equity interests are transferred in installments, the purchase price for each installment shall be pro rata to the equity interests transferred. WFOE may, at its sole discretion, at any time exercise the option granted by the VIE shareholders. Moreover, WFOE may transfer such option to any third party. The VIE shareholders may not, among other obligations, change or amend the articles of association and bylaws of the VIE, increase or decrease the registered capital of the VIEs, sell, transfer, mortgage or dispose of their equity interest in any way, or incur, inherit, guarantee or assume any debt except for debts incurred in the ordinary course of business unless otherwise expressly agreed to by WFOE, and enter into any material contracts except in the ordinary course of business unless otherwise expressly agreed to by WFOE. The term of each of these exclusive option agreements is 10 years and will be extended automatically for successive 5-year terms except where WFOE provides prior written notice otherwise. The exclusive option agreements may be terminated by WFOE upon thirty (30) days advance notice, or upon the transfer of all shares of the respective VIEs to WFOE (or its designee).

GLORY STAR NEW MEDIA GROUP LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars in thousands, except share and per share data)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Share Pledge Agreement

WFOE entered into a separate share pledge agreement with Xing Cui Can and Horgos, and their respective shareholders in September 2019. Pursuant to these share pledge agreements, the VIE shareholders have pledged all of their equity interests in the VIEs as priority security interest in favor of WFOE to secure the performance of the VIEs and their shareholders’ performance of their obligations under, where applicable, (i) Master Exclusive Service Agreement, (ii) Business Cooperation Agreement, and (iii) the Exclusive Option Agreement (collectively the “Principal Agreements”). WFOE is entitled to exercise its right to dispose of the VIE shareholders’ pledged interests in the equity of the VIE in the event that either the VIE shareholders or the VIE fails to perform their respective obligations under the Principal Agreements. The equity pledges on the VIE’s equity interests are in the process of being registered with the Market Supervision Administration Authority in China. The equity pledge agreements will remain in full force and remain effective until the VIE and the VIE shareholders have satisfied their obligations under the Principal Agreements.

Proxy Agreement and Power of Attorney

WFOE entered into a separate Proxy Agreement and Power of Attorney with Xing Cui Can and Horgos, and their respective shareholders in September 2019. Pursuant to the proxy agreement and power of attorney, each VIE shareholders irrevocably nominates and appoints WFOE or any natural person designated by WFOE as its attorney-in-fact to exercise all rights of such VIE equity holder has in such VIE, including, but not limited to, (i) execute and deliver any and all written decisions and to sign any minutes of meetings of the board or shareholder of the VIE, (ii) to make shareholder’s decision on any matters of the VIE, including without limitations, the sale, transfer, mortgage, pledge or disposal of any or all of the assets of the VIE, (iii) to sell, transfer, pledge or dispose of any or all shares in the VIE, (iv) to nominate, appoint, or remove the directors, supervisors and senior management members of the VIE when necessary, (v) to oversee the business performance of the VIE, (vi) to have full access to the financial information of the VIE, (vii) to file any shareholder lawsuits or to take other legal actions against the VIE’s directors or senior management members, (viii) to approve annual budget or declare dividends, (ix) to manage and dispose of the assets of the VIE, (x) to have the full rights to control and manage the VIE’s finance, accounting and daily operations, (xi) to approve filing of any documents with the relevant governmental authorities or regulatory bodies, and (xii) any other rights provided by the VIE’s charters and/or the relevant laws and regulations on the VIE shareholders. The proxy agreement and power of attorney shall remain in effect during the term of the Exclusive Service Agreement.

Confirmation and Guarantee Letter

Each of the VIE shareholders signed a confirmation and guarantee letter in September 2019, pursuant to which each VIE equity holder agreed that to fully implement the arrangements set forth in the Principal Agreements, Share Pledge Agreement, and the Proxy Agreement and Power of Attorney, and agrees to not carry out any act which may be contrary to the purpose or intent of such agreements.

Master Exclusive Service Agreement

WFOE entered into separate exclusive service agreement with Xing Cui Can and Horgos in September 2019, pursuant to which WFOE provides exclusive technology support and services, staff training and consultation services, public relation services, market development, planning and consultation services, human resource management services, licensing of intellectual property, and other services as determined by the parties. In exchange, the VIEs pay service fees to WFOE equal to the pre-tax profits of the VIEs less (i) accumulated losses of the VIEs and their subsidiaries in the previous financial year, (ii) operating costs, expenses, and taxes, and (iii) reasonable operating profit under applicable PRC tax law and practices. During the term of these agreements, WFOE has the right to adjust the amount and time of payment of the service fees at its sole discretion without the consent of the VIEs. WFOE (or its service provider) will own any intellectual property arising from the performance of these agreements. The term of each of these exclusive service agreements are perpetual unless terminated by WFOE upon thirty (30) advance notice, or upon the transfer of all shares of the respective VIEs to WFOE (or its designee) 10 years under the Option Agreement.

GLORY STAR NEW MEDIA GROUP LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars in thousands, except share and per share data)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Risks in relation to the VIE structure

Glory Star believes that the contractual arrangements with its VIEs and their respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the GIP’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

●	revoke the business and operating licenses of the Company’s PRC subsidiary and VIEs;

●	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIEs;

●	limit the Company’s business expansion in China by way of entering into contractual arrangements;

●	impose fines or other requirements with which the Company’s PRC subsidiary and VIEs may not be able to comply;

●	require the Company or the Company’s PRC subsidiary and VIEs to restructure the relevant ownership structure or operations; or

●	restrict or prohibit the Company’s use of the proceeds of the additional public offering to finance.

Total assets and liabilities presented on the Company’s Consolidated Balance Sheets and revenue, expense, net income presented on Consolidated Statements of Operations as well as the cash flow from operating, investing and financing activities presented on the Consolidated Statements of Cash Flows are substantially the financial position, operation and cash flow of the Glory Star’s VIEs and subsidiaries of VIEs. Glory Star has not provided any financial support to VIEs for the year ended December 31, 2018 and nine months ended September 30, 2019. The following financial statements amounts and balances of the VIEs and VIEs’ subsidiaries were included in the consolidated financial statements as of December 31, 2018 and September 30, 2019 and for the nine months ended September 30, 2018 and 2019:

	December 31, 2018	September 30, 2019
		(Unaudited)
Total assets	$54,328	$70,095
Total liabilities and mezzanine equity	$30,282	$17,238

	For the nine months ended September 30,
	2018	2019
	(Unaudited)	(Unaudited)
Total revenues	$38,698	$51,083
Net income	$8,234	$18,625

Net cash (used in) provided by operating activities	$(11,125)	$6,553
Net cash used in investing activities	$(104)	$(40)
Net cash provided by (used in) financing activities	$8,157	$(4,809)

The Company believes that there are no assets in the VIEs that can be used only to settle specific obligations of the VIEs, except for the registered capital of the VIEs and non-distributable statutory reserves. As the VIEs are incorporated as limited liability companies under the PRC Company Law, creditors of the VIEs do not have recourse to the general credit of the Company for any of the liabilities of the VIEs. There are no terms in any arrangements, explicitly or implicitly, requiring the Company or its subsidiaries to provide financial support to the VIEs. However, if the VIEs were ever to need financial support, the Company may, at its option and subject to statutory limits and restrictions, provide financial support to its VIEs through loans.

GLORY STAR NEW MEDIA GROUP LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars in thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The unaudited condensed consolidated financial statements as of September 30, 2019 and for the nine months ended September 30, 2018 and 2019 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and disclosures, which are normally included in financial statements prepared in accordance with U.S. GAAP, have been condensed or omitted pursuant to such rules and regulations, although the management believes that the disclosures made are adequate to provide for fair presentation. The interim financial information should be read in conjunction with the Financial Statements and the notes thereto included in the consolidated financial statements as of December 31, 2017 and 2018 and for the years then ended. The consolidated financial statements include the financial statements of the Company, its subsidiaries, its VIEs and its VIEs’ subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation.

(b) Use of estimates

The preparation of financial statements in conformity with US GAAP requires to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period and accompanying notes, including allowance for doubtful accounts, the useful lives of property and equipment, impairment of long-lived assets and valuation allowance for deferred tax assets. Actual results could differ from those estimates.

(c) Accounts Receivable, net

Accounts receivable represent the amounts that the Company has an unconditional right to consideration when the Company has satisfied its performance obligation. The balance of accounts receivable expected to be collected in 12 months is classified as current assets, while the balance of accounts receivable expected to be collected over 12 months is classified as long-term accounts receivable, net. The Company does not have any contract assets since revenue is recognized when control of the promised goods or services is transferred and the payment from customers is not contingent on a future event. Due to the quota system set by the local government tax authority to manage value added tax (“VAT”), a proportion of accounts receivable are unbilled as of balance sheet date.

The Company maintains allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyses historical bad debt, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to estimate the allowance. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted and the potential for recovery is considered remote.

(d) Unamortized produced content

Produced content includes direct production costs, production overhead and acquisition costs and is stated at the lower of unamortized cost or estimated fair value. Produced content also includes cash expenditures made to enter into arrangements with third parties to co-produce certain of its productions.

The Company uses the individual-film-forecast-computation method and amortizes the produced content based on the ratio of current period actual revenue (numerator) to estimated remaining unrecognized ultimate revenue as of the beginning of the fiscal year (denominator) in accordance with ASC 926. Ultimate revenue estimates for the produced content are periodically reviewed and adjustments, if any, will result in prospective changes to amortization rates. When estimates of total revenues and other events or changes in circumstances indicate that a film or television series has a fair value that is less than its unamortized cost, a loss is recognized currently for the amount by which the unamortized cost exceeds the film or television series’ fair value. For the nine months ended September 30, 2018 and 2019, $9,893 and $14,814 were amortized to the cost of sales and as of September 30, 2018 and 2019, impairment allowance of $nil and $653 were recorded.

(e) Long-term prepayment

Long-term prepayment represents advances to a third-party software developer to develop and maintain a Company’s self-owned platform, CHEERS APP, which includes CHEERS e-commerce shopping mall (“CHEERS E-mall”). The balance of long-term prepayment as of December 31, 2018 and September 30, 2019 were $nil and $14,896, respectively.

GLORY STAR NEW MEDIA GROUP LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars in thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(f) Revenue Recognition

The Company early adopted the new revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, starting January 1, 2017 using the modified retrospective method for contracts that were not completed as of December 31, 2016. The adoption of this ASC 606 did not have a material impact on the Company’ s consolidated financial statements.

The core principle of this new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when the company satisfies a performance obligation

The Company mainly offers and generates revenue from the copyright licensing of self-produced content, advertising and customized content production and others. Revenue recognition policies are discussed as follows:

Copyright revenue.

The Company self produces or coproduces TV series featuring lifestyle, culture and fashion, and licenses the copyright of the TV series on an episode basis to the customer for broadcast over a period of time. Generally, the Company signs a contract with a customer which requires the Company to deliver a series of episodes that are substantially the same and that have the same pattern of transfer to the customer. Accordingly, the delivery of the series of episodes is defined as the only performance obligation in the contract.

For the TV series produced solely by the Company, the Company satisfies its performance obligation over time by measuring the progress toward the delivery of the entire series of episodes which is made available to the licensee for exhibition after the license period has begun. Therefore, the copyright revenue in a contract is recognized over time based on the progress of the number of episodes delivered.

The Company also coproduces TV series with other producers and licenses the copyright to third-party video broadcast platforms for broadcast. For TV series produced by Glory Star Group with co-producers, the Company satisfies its performance obligations over time by the delivery of the entire series of episodes to the customer, and requires the customer to pay consideration based on the number and the unit price of valid subsequent views of the TV series that occur on a broadcast platform. Therefore, the copyright revenue is recognized when the later of the valid subsequent view occurs or the performance obligation relating to the delivery of a number of episodes has been satisfied.

Advertising revenue

The Company generates revenue from sales of various forms of advertising on its TV series and streaming content by way of 1) advertisement displays, or 2) the integration of promotion activities in TV series and content to be broadcast. Advertising contracts are signed to establish the different contract prices for different advertising scenarios, consistent with the advertising period. The Company enters into advertising contracts directly with the advertisers or the third-party advertising agencies that represent advertisers.

For the contracts that involve the third-party advertising agencies, the Company is principal as the Company is responsible for fulfilling the promise of providing advertising services and has the discretion in establishing the price for the specified advertisement. Under a framework contract, the Company receives separate purchase orders from advertising agencies before the broadcast. Accordingly, each purchase order is identified as a separate performance obligation, containing a bundle of advertisements that are substantially the same and that have the same pattern of transfer to the customer. Where collectability is reasonably assured, revenue is recognized monthly over the service period of the purchase order.

GLORY STAR NEW MEDIA GROUP LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars in thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For contracts signed directly with the advertisers, the Company commits to display a series of advertisements which are substantially the same or similar in content and transfer pattern, and the display of the whole series of advertisements is identified as the single performance obligation under the contract. The Company satisfies its performance obligations over time by measuring the progress toward the display of the whole series of advertisements in a contract, and advertising revenue is recognized over time based on the number of advertisements displayed.

Payment terms and conditions vary by contract types, and terms typically include a requirement for payment within a period from 3 to 13 months. In instances where the time length between the transfer of service and the collection of consideration is more than 12 months, the Company has determined that the advertising contracts generally do not include a significant financing component, as the time value of the portion of service with long credit term is insignificant to the full contract price. Both direct advertisers and third-party advertising agencies are generally billed at the end of the display period and require the Company to issue VAT invoices in order to make their payments.

However, because the local government tax authority uses a quota system to manage the VAT tax, it normally either delays the VAT invoices issued or does not issue sufficient VAT invoices. As such, the Company is not able to provide sufficient VAT invoices on a timely manner and piles in increased account receivables. The accounts receivable unexpected to be collected in 12 months are classified as long-term.

Customized content production revenue

The Company produces customized short streaming videos according to its customers’ requirement, and earns fixed fees based on delivery. Revenue is recognized upon the delivery of short streaming videos.

CHEERS E-mall marketplace service revenue

The Company through CHEERS E-mall, an online e-commerce platform, enables third-party merchants to sell their products to consumers in China. The Company charges fees for platform services to merchants for sales transactions completed on the Cheer E-Mall including but not limited to products displaying, promotion and transaction settlement services. The Company does not take control of the products provided by the merchants at any point in the time during the transactions and does not have latitude over pricing of the merchandise. Transaction services fee is determined as the difference between the platform sales price and the settlement price with the merchants. CHEERS E-mall marketplace service revenue is recognized at a point of time when the Company’s performance obligation to provide marketplace services to the merchants are determined to have been completed under each sales transaction upon the consumers confirming the receipts of goods. Payments for services are generally received before deliveries.

The Company provides coupons at our own discretion as incentives to promote CHEERS E-mall marketplace with validity usually less than two months, which can only be used in future purchases of eligible merchandise offered on CHEERS E-mall to reduce purchase price that are not specific to any merchant. Consumers are not customers of the Company, therefore incentives offered to consumers are not considered consideration payable to customers. As the consumers are required to make future purchases of the merchants’ merchandise to redeem these coupons, the Company does not accrue any expense for coupons when granted and recognizes the amounts of redeemed coupons as marketing expenses when future purchases are made.

Other Revenues

Other revenue primarily consists of copyrights trading of purchased TV-series and the sales of products on Taobao platform. For copyright licensing of purchased TV-series, the Company recognize revenue on net basis at a point of time upon the delivery of master tape and authorization of broadcasting right. For sales of product, the company recognize revenue upon the transfer of products according to the fixed price and production amount in sales orders.

The following table identifies the disaggregation of our revenue for the nine months ended September 30, 2018 and 2019, respectively:

	For the nine months ended September 30,
	2018	2019
	(Unaudited)	(Unaudited)
Revenues from operations:
Advertising revenue	$20,018	$33,872
Copyrights revenue	11,453	10,342
Customized content production revenue	7,035	6,488
CHEERS E-Mall marketplace service revenue	-	203
Other revenue	192	178
Total	$38,698	$51,083

GLORY STAR NEW MEDIA GROUP LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars in thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company applied a practical expedient to expense costs as incurred for costs to obtain a contract with a customer when the amortization period would have been one year or less. The Company does not have any significant incremental costs of obtaining contracts with customers incurred and/or costs incurred in fulfilling contracts with customers within the scope of ASC Topic 606, that shall be recognized as an asset and amortized to expenses in a pattern that matches the timing of the revenue recognition of the related contract.

(g) Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar (“USD”). The functional currency of subsidiaries, VIEs and VIEs’ subsidiaries located in China is the Chinese Renminbi (“RMB”). For the entities whose functional currency is the RMB, result of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income/loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

All of the Company’s revenue and expense transactions are transacted in the functional currency of the operating subsidiaries. The Company does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

The consolidated balance sheet amounts, with the exception of equity, at December 31, 2018 and September 30, 2019 were translated at RMB 6.8632 to $1.00 and at RMB 7.0729 to $1.00, respectively. Equity accounts were stated at their historical rates. The average translation rates applied to consolidated statements of operations and cash flows for the nine months ended September 30, 2018 and 2019 were RMB 6.4819 to $1.00 and RMB 6.8105 to $1.00, respectively.

(h) Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public companies, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In July 2018, ASU 2016-02 was updated with ASU 2018-11, Targeted Improvements to ASC 842, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and nonlease components when certain conditions are met. The Company is in the process of completing its evaluation of the effect of the adoption of this ASU and expects the adoption will result in an increase in the assets and liabilities on the consolidated balance sheets for the operating leases and will have an insignificant impact on the consolidated statements of operations and cash flows.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. The objective of ASU 2018-13 is to improve the effectiveness of disclosures in the notes to the financial statements by removing, modifying, and adding certain fair value disclosure requirements to facilitate clear communication of the information required by generally accepted accounting principles. The amendments are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019 with early adoption permitted upon issuance of this ASU. The Company is currently evaluating the potential impact of this new guidance.

GLORY STAR NEW MEDIA GROUP LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars in thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In March 2019, the FASB issued ASU No. 2019-02, Entertainment-Films-Other Assets-Film Costs (Subtopic 926-20) and Entertainment-Broadcasters-Intangibles-Goodwill and Other (Subtopic 920-350): Improvements to Accounting for Costs of Films and License Agreements for Program Materials. The objective of ASU 2019-02 is to better reflect the economics of an episodic television series, align the accounting with films, and provide more relevant financial reporting information to users of financial statements. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Early adoption is permitted, including early adoption in an interim period. The Company is currently evaluating the potential impact of this new guidance.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

3. CURRENT AND LONG-TERM ACCOUNTS RECEIVABLE, NET

As of December 31, 2018 and September 30, 2019, accounts receivable consisted of the following:

	December 31, 2018			September 30, 2019
	Undue	Due	Total	Undue	Due	Total
Accounts receivable – gross	$17,715	23,285	41,000	$17,508	28,627	44,135
Allowance for doubtful accounts	$(642)	(1,358)	(2,000)	$(469)	(766)	(1,235)
	$17,073	21,927	39,000	$17,039	27,861	44,900
Less:
Long term accounts receivable	$3,060	626	3,686	$—	—	—
Allowance for doubtful accounts – long term	$(120)	(73)	(193)	$—	—	—
Long term accounts receivable, net	$2,940	553	3,493	$—	—	—
Current accounts receivable	$14,655	22,659	37,314	$17,508	28,627	44,135
Allowances for doubtful accounts – current	$(522)	(1,285)	(1,807)	$(469)	(766)	(1,235)
Accounts receivables, net	$14,133	21,374	35,507	$17,039	27,861	44,900

The movement of allowance for doubtful accounts for the nine months ended September 30, 2019 is as the following:

Amount
Balance as of December 31, 2018	$2,000
Addition	-
Reverse	(733)
Exchange difference	(32)
Balance as of September 30, 2019	$1,235

The Company recorded bad debt expense of $229 and reverse bad debt provision of $733 for the nine months ended September 30, 2018 and 2019, respectively.

For receivable balances as of September 30, 2019, $6,564, representing 15% of total balance, was collected in the subsequent period. The unbilled accounts receivables were amounted to $37,314 and $44,135, respectively, as of December 31, 2018 and September 30, 2019.

GLORY STAR NEW MEDIA GROUP LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars in thousands, except share and per share data)

4. PREPAID EXPENSES

As of December 31, 2018 and September 30, 2019, prepaid expenses consisted of the following:

	December 31, 2018	September 30, 2019
		(Unaudited)
Prepaid production fee	$6,632	$3,151
Prepaid guarantee fee for bank borrowings	98	11
Other prepaid expense	169	399
	$6,899	$3,561

5. OTHER CURRENT ASSETS

As of December 31, 2018 and September 30, 2019, other current assets consisted of the following:

	December 31, 2018	September 30, 2019
		(Unaudited)
Staff advance	$135	$328
VAT input	51	61
Others	37	46
	223	435
Less: allowance for doubtful accounts	(11)	(13)
	$212	$422

6. PROPERTY AND EQUIPMENT

As of December 31, 2018 and September 30, 2019, property and equipment consisted of the following:

	December 31, 2018	September 30, 2019
		(Unaudited)
Electric equipment	$684	$694
Office equipment and furniture	72	71
Leasehold improvement	220	220
	976	985
Less: accumulated depreciation	(438)	(639)
	$538	$346

For the nine months ended September 30, 2018 and 2019, depreciation expense amounted to $222 and $230, respectively.

GLORY STAR NEW MEDIA GROUP LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars in thousands, except share and per share data)

7. ACCRUED LIABILITIES AND OTHER PAYABLES

As of December 31, 2018 and September 30, 2019, accrued liabilities and other payables consisted of the following:

	December 31, 2018	September 30, 2019
		(Unaudited)
Borrowing from former shareholder (1)	$3,438	$2,629
Co-invest online series production fund received (2)	2,557	990
Payroll payables	886	755
Other payables	670	357
	$7,551	$4,731

(1)	Borrowing from former shareholder represented the loan from Lead Eastern Investment Co., Ltd, who was the related party of the Company until October 26, 2018.
(2)	Co-invest online series fund was the investment received from two parties to cooperate with the Company to produce a online series and the earnings of the online series net of cost were distributed to the Company and those two cooperative partners in accordance with the agreed proportions.

8. OTHER TAXES PAYABLE

As of December 31, 2018 and September 30, 2019, other taxes payable consisted of the following:

	December 31, 2018	September 30, 2019
		(Unaudited)
VAT payable	$972	$2,519
Other	223	145
	$1,195	$2,664

9. SHORT-TERM BANK LOANS

Short-term bank loans represent the amounts due to various banks that are due within one year. At December 31, 2018 and September 30, 2019, short-term bank loans consisted of the following:

	December 31, 2018	September 30, 2019
		(Unaudited)
Loan from Bank of Communications	$2,914	$—
Loan from Bank of Beijing	2,914	—
Loan from Huaxia Bank	1,457	—
Loan from China Merchants Bank	2,914	2,828
	$10,199	$2,828

The weighted average interest rate for short-term bank loans was approximately 5.64% and 5.57% for the nine months ended September 30, 2018 and 2019, respectively. For the nine months ended September 30, 2018 and 2019, interest expense related to bank loans amounted to $243 and $267 respectively.

GLORY STAR NEW MEDIA GROUP LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars in thousands, except share and per share data)

10. RELATED PARTY TRANSACTIONS

Amounts due to Related Parties

As of December 31, 2018 and September 30, 2019, amounts due to related parties consisted of the following:

	December 31, 2018	September 30, 2019
		(Unaudited)
Mr. Zhang Bing(1)	$444	$714
Mr. Lu Jia(2)	811	787
	$1,255	$1,501

(1)	Chairman of the board and general manager of Horgos, owning 43.34% shares of Horgos
(2)	Board member and vice president of Horgos.

The balances of $1,255 and $1,501 as of December 31, 2018 and September 30, 2019, respectively, were borrowed from related parties for the Company’s working capital needs. The balances are short-term in nature, non-interest bearing, unsecured and repayable on demand.

Related party transactions

	For the nine months ended September 30,
	2018	2019
	(Unaudited)	(Unaudited)
Copyright revenue from Hebei Satellite TV(3)	$2,021	$—
Time-slot fee to Hebei Satellite TV(3)	1,347	—

(3)	Lead Eastern had 49% equity shares of Hebei Satellite TV Media Co., Ltd., thus it was a related party of the Company before October 26, 2018. As Lead Eastern was no longer a related party of the Company since October 26, 2018, this entity was not a related party of the Company since then.

11. INCOME TAXES

Cayman Islands

The Company is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

Hong Kong

On March 21, 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 28, 2018 and was gazette on the following day. Under the two-tiered profits tax rates regime, the first 2 million Hong Kong Dollar (“HKD”) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HKD2 million will be taxed at 16.5%.

PRC

WFOE, Horgos, Glory Star Beijing, Beijing Leshare, Horgos Glory Prosperity, Shenzhen Leshare, Horgos Glary Wisdom, Beijing Glory Wisdom and Xing Cui Can were incorporated in the PRC and are subject to PRC Enterprise Income Tax (“EIT”) on the taxable income in accordance with the relevant PRC income tax laws. On March 16, 2007, the National People’s Congress enacted a new enterprise income tax law, which took effect on January 1, 2008. The law applies a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises. In the nine months ended September 30, 2018 and 2019, Beijing Leshare and Beijing Glary Wisdom were recognized as small low-profit enterprise and received a preferential income tax rate of 10%. Horgos, Horgos Glory Prosperity, and Horgos Glary Wisdom are subject to a preferential income tax rate of 0% for a period of about 4 years since their inception until the year of 2020, as they are incorporated in the Horgos Economic District, Xinjiang province.

GLORY STAR NEW MEDIA GROUP LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars in thousands, except share and per share data)

11. INCOME TAXES (cont.)

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate are as follows:

	For the nine months ended September 30,
	2018	2019
	(Unaudited)	(Unaudited)
Net income before provision for income taxes	$8,121	$18,941
PRC statutory tax rate	25%	25%
Income tax at statutory tax rate	2,030	4,735

Expenses not deductible for tax purpose	10	6
Changes in valuation allowance	52	133
Effect of preferential tax rates granted to the PRC entities	(2,205)	(4,558)
Income tax (benefit) expense	$(113)	$316
Effective tax rates	(1.39)%	1.67%

The current PRC EIT Law imposes a 10% withholding income tax for dividends distributed by foreign invested enterprises to their immediate holding companies outside the PRC. A lower withholding tax rate will be applied if there is a tax treaty arrangement between the PRC and the jurisdiction of the foreign holding company. Distributions to holding companies in Hong Kong that satisfy certain requirements specified by the PRC tax authorities, for example, will be subject to a 5% withholding tax rate.

As of December 31, 2018 and September 30, 2019, the Company had not recorded any withholding tax on the retained earnings of its foreign invested enterprises in the PRC, since the Company intends to reinvest its earnings to further expand its business in mainland China, and its foreign invested enterprises do not intend to declare dividends to their immediate foreign holding companies.

The tax effect of temporary difference under ASC 740 “Accounting for Income Taxes” that give rise to deferred tax asset and liability as of December 31, 2018 and September 30, 2019 was as follows:

	December 31, 2018	September 30, 2019
		(Unaudited)
Deferred tax assets:
Allowance for doubtful accounts	$32	$23
Net operating loss carry forwards	502	312
Excess marketing and advertising expense	115	131
Unamortized produced content	77	107
Total deferred tax assets, gross	726	573
Valuation allowance	(182)	(313)
Total deferred tax assets, net	$544	$260

GLORY STAR NEW MEDIA GROUP LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars in thousands, except share and per share data)

11. INCOME TAXES (cont.)

Based upon a review of four sources of income identified within ASC 740, the Company determined that the negative evidence outweighed the positive evidence and that a valuation allowance will be maintain against its net deferred tax assets. The movement of valuation allowance provision for deferred tax assets is as follows:

Valuation allowance provision for Deferred tax assets
Balance as of December 31, 2018	$182
Addition	131
Balance as of September 30, 2019 (Unaudited)	$313

As of December 31, 2018, the net operating loss carrying forward was $5,422, among which $3,651 and $1,772 which will begin to expire in 2023 and 2024, respectively.

As of September 30, 2019, the net operating loss carrying forward was $4,205, among which $2,484 and $1,721 which will begin to expire in 2023 and 2024, respectively.

Accounting for uncertainty tax position

The tax authority of the PRC government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises complete their relevant tax filings. It is uncertain as to whether the PRC tax authority may take different views about the Company’s PRC entities’ tax filings during their reviews, which may lead to additional tax liabilities. Therefore, the Company’s PRC entities’ tax filings results are subject to uncertainty.

In accordance with PRC Tax Administration Law on the Levying and Collection of Taxes, the PRC tax authorities generally have up to five years to assess underpaid tax plus penalties and interest for PRC entities’ tax filings. In the case of tax evasion, which is not clearly defined in the law, there is no limitation on the tax years open for investigation. Accordingly, the PRC entities remain subject to examination by the tax authorities based on the above.

Tax years that remain subject to examination are the years ended December 31, 2016, 2017 and 2018. Due to the uncertain and complex application of tax regulations, it is possible that the ultimate resolution of uncertain tax positions may result in liabilities which could be materially different from these estimates. In such an event, the Company will record additional tax expense in the period in which such resolution occurs.

For the nine months ended September 30, 2018 and 2019, the Company identified an uncertain tax position (“UTP”) that the cost allocation between Horgos and Glory Star Beijing, which are taxed currently at 0% and 25% respectively, might not be properly supported. The related impact of such UTP was amounting to $242 and $99 for the nine months ended September 30, 2018 and 2019, respectively, and have been deducted from accumulated loss when calculating deferred tax assets. The Company did not identify other UTPs such as transfer pricing, as inter-company transactions were all reasonably priced.

12. MEZZANINE EQUITY

In April 2018, Horgos entered into a redeemable preferred stock purchase agreement with two investors. Pursuant to the agreement, the Company is required to redeem the preferred stocks when any of the following three events occurs: (1) Horgos fails to be successfully acquired by a domestic or overseas listed company before December 31, 2020, or fails to complete the IPO process within 2 years after it commences the IPO process before December 31, 2020; (2) at any time before December 31, 2020, Mr. Zhang Bing, core management of Horgos, resigns from the Company, or directly or indirectly operates the same or similar business as the Company’s; or (3) the net profit for any of the fiscal years of 2018, 2019 and 2020 is less than the profit of the preceding year. Whenever any of above events occurs, the investors have the option to request Horgos to redeem the equity interests, and the price would be determined as the original investment principals plus a 12% annualized return.

GLORY STAR NEW MEDIA GROUP LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars in thousands, except share and per share data)

12. MEZZANINE EQUITY (cont.)

The redeemable preferred stocks are classified in the mezzanine equity between the liabilities and the equity on the consolidated balance sheets due to the conditional redemption provision upon the occurrence of three above situations which are beyond of the Company’s control.

The Company recognizes the change in the redemption value of the preferred stocks rateably over the redemption period. Increases in the carrying amount of the redeemable preferred stocks are recorded by charges against retained earnings, or in the absence of retained earnings, by charges as reduction of additional paid-in capital.

Per the effectiveness of Exclusive Option Agreement, the two investors agreed that all rights and obligations arising out of from any the agreement or arrangement, (including the redeemable preferred stocks purchase agreement) which was reached before the execution of this Exclusive Option Agreement on the restriction on transfer of shares of Horgos, the pre-emptive right for increasing capital or transfer of shares of Horgos, and any rights relating to the disposal of shares of Glory Star (if any) would eliminate. Therefore, those two shareholders shall no longer claim for the redeemable right and the mezzanine equity along with its accretion was classified to additional paid-in capital.

The change in the balance of redeemable preferred stocks included in mezzanine equity for the nine months ended September 30, 2019 is as follows:

Opening balance as of December 31, 2018	$9,031
Accretion	610
Appropriation to additional paid-in capital	(9,361)
Effect of exchange rate changes	(280)
Ending balance as of September 30, 2019 (Unaudited)	$-

13. STATUTORY RESERVE

Horgos, Beijing Glory Star, Beijing Leshare, Shenzhen Leshare, Horgos Glary Wisdom, Beijing Glary Wisdom, Glary Prosperity, and Xing Cui Can operate in the PRC, are required to reserve 10% of their net profit after income tax, as determined in accordance with the PRC accounting rules and regulations. Appropriation to the statutory reserve by the Company is based on profit arrived at under PRC accounting standards for business enterprises for each year. The profit arrived at must be set off against any accumulated losses sustained by the Company in prior years, before allocation is made to the statutory reserve. Appropriation to the statutory reserve must be made before distribution of dividends to shareholders. The appropriation is required until the statutory reserve reaches 50% of the registered capital. This statutory reserve is not distributable in the form of cash dividends.

Beijing Glory Star, Beijing Leshare and Horgos Glary Wisdom had sustained losses since their establishments, therefore no appropriation to statutory reserves was required as they incurred recurring net losses. Shenzhen Leshare is dormant as of December 31, 2018, therefore no appropriation was required for it as well.

For the nine months ended September 30, 2019, Horgos and Xing Cui Can provided statutory reserve as follows:

	Horgos Glory Star	Xing Cui Can	Total
Balance – December 31, 2018	$412	$—	$412
Appropriation to statutory reserve	—	—	—
Balance – September 30, 2019 (Unaudited)	$412	$—	$412

14. NON-CONTROLLING INTEREST

As of September 30, 2019, the Company’s non-controlling interest represented 49% equity interest of Horgos Glary Wisdom and 49% equity interest of Glary Prosperity respectively.

The following is a summary of noncontrolling interest activities for the nine months ended September 30, 2019.

Amount
Non-controlling interest as of December 31, and 2018	$388
Net loss attributable to non-controlling shareholders	(290)
Foreign currency translation adjustment	(104)
Non-controlling interest as of September 30, 2019 (Unaudited)	$(6)

GLORY STAR NEW MEDIA GROUP LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars in thousands, except share and per share data)

15. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company is a party to lease office space. Rent and related utilities expense under all operating leases, included in operating expenses in the accompanying consolidated statements of operations and comprehensive income, amounted to approximately $336 and $372 for the nine months ended September 30, 2018 and 2019, respectively.

The following table presents future minimum rental payments required under operating leases as of September 30, 2019:

Year ended December 31:	Amount
Remaining in 2019	$121
2020	476
2021	467
2022	467
2023	514
2024 and thereafter	515
$2,560

16. CONCENTRATIONS

Concentrations of Credit Risk

As of December 31, 2018 and September 30, 2019, cash, cash equivalents and restricted cash balances in the PRC are approximately $2,437 and $3,969, respectively, are uninsured. The Company has not experienced any losses in PRC bank accounts and believes it is not exposed to any risks on its cash in PRC bank accounts.

Customers

The following table sets forth information as to each customer that accounted for 10% or more of the Company’s revenue for the nine months ended September 30, 2018 and 2019.

Customer	Nine months Ended September 30, 2018	Nine months Ended September 30, 2019
	(Unaudited)	(Unaudited)
A	*	14%
B	11%	12%
C	11%	*
D	11%	*
E	12%	*
F	11%	*

*	Less than 10%

As of September 30, 2018, 2 customers, whose individual outstanding receivable balance accounted for 10% or more of the Company’s total accounts receivable, accounted for 39% of the Company’s total accounts receivable.

As of September 30, 2019, 4 customers, whose individual outstanding receivable balance accounted for 10% or more of the Company’s total accounts receivable, accounted for 64% of the Company’s total accounts receivable.

GLORY STAR NEW MEDIA GROUP LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars in thousands, except share and per share data)

16. CONCENTRATIONS (cont.)

Vendors

The following table sets forth information as to each vendor that accounted for 10% or more of the Company’s inventory purchase for the nine months ended September 30, 2018 and 2019.

Vendor	Nine months Ended September 30, 2018	Nine months Ended September 30, 2019
	(Unaudited)	(Unaudited)
A	20%	19%
B	12%	17%
C	23%	15%
D	11%	15%

As of September 30, 2018, 2 vendors, whose individual outstanding payable balance accounted for 10% or more of the Company’s total accounts payable, accounted for 79% of the Company’s total accounts payable.

As of September 30, 2019, 3 vendors, whose individual outstanding payable balance accounted for 10% or more of the Company’s total accounts payable, accounted for 76% of the Company’s total accounts payable.

17. SUBSEQUENT EVENTS

The Company has not identified any events that would have required adjustment or disclosure in the consolidated financial statements.